Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric

610-727-7118

mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN TO ACQUIRE CANADIAN DISTRIBUTOR

VALLEY FORGE, Pa. July 11, 2006 — AmerisourceBergen Corporation (NYSE: ABC) today announced that its wholly owned subsidiary, AmerisourceBergen Canada Corporation, has signed an agreement to acquire Rep-Pharm Inc. The purchase price was not disclosed. AmerisourceBergen expects to complete the acquisition by September 30, 2006, the end of its fiscal year, and anticipates Rep-Pharm will not be material to earnings.

“When we complete the acquisition of Rep-Pharm, we will have built our Canadian pharmaceutical distribution business to over US$1.4 billion in annualized sales and achieved the #2 position in the Canadian market,” said R. David Yost, AmerisourceBergen Chief Executive Officer. “The acquisition also continues AmerisourceBergen’s strategic focus on the pharmaceutical supply channel.”

As part of the transaction, Monty Kobrin and Herbert Kobrin, President and Vice President, respectively, of Rep-Pharm, will continue to be part of AmerisourceBergen Canada.

Headquartered in Oakville, Ontario, Rep-Pharm generated revenue of more than US$600 million during the last 12 months. Rep-Pharm distributes pharmaceuticals primarily to retail community pharmacies in the provinces of Ontario, Quebec and Alberta.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $58 billion in annualized revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #27 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); further declines in the amounts of market share rebates offered by pharmaceutical manufacturers to the PharMerica long-term care business and/or the inability of the business to offset the rebate reductions that have already occurred, market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; the Pharmaceutical Distribution segment’s ability to continue to successfully transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar – Canadian dollar exchange rate and other foreign exchange rates; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2005.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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